CUSIP No.	472147 10 7	Exhibit 99.1
AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Jazz Pharmaceuticals, Inc.
Dated: February 10, 2010
PROSPECT VENTURE PARTNERS II, L.P.
By: Prospect Management Co. II, L.L.C.
Its: General Partner

/s/ Dave Markland
Dave Markland
Attorney-in-Fact

PROSPECT ASSOCIATES II, L.P.
By: Prospect Management Co. II, L.L.C.
Its: General Partner

/s/ Dave Markland
Dave Markland
Attorney-in-Fact

PROSPECT MANAGEMENT CO. II, L.L.C.

/s/ Dave Markland
Dave Markland
Attorney-in-Fact